0127995.01

THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-B

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1. 1996
CUSIP #126691
                           Distribution Date 05/25/96


4.06(i)Reduction of the Stated Amount of Certificates                   SINGLE                  TOTAL
                                                                        CERTIFICATE             AMOUNT
                    Class A-1 Certificates.             RH9                 $9.63739608         $904,315.42
                    Class A-2 Certificates.             RJ5                 $O.00000000               $0.00
                    Class A-3 Certificates.             RK2                 $2.88824120          $35,730.43
                    Class X Certificates.               RM8                         N/A                 N/A
                    Class A-R Certificates.             RN6                 $O.00000000               $0.00
                    Class B-1 Certificates.             RP1                 $2.88824120          $10,458.50
                    Class B-2 Certificates.             RQ9                 $2.88824120           $4,357.71
                    Class B-3 Certificates.             RR7                 $2.88824120           $2,614.52
                    Class B-4 Certificates.                                 $2.88824120           $1,220.11
                    Class B-5 Certificates.                                 $2.88824120             $871.51
                    Class B-6 Certificates.                                 $2.88816582           $1,394.63

                                                                           Total Amount          960,962.83

Aggregate amount of any Principal Prepayments                                                   618,825.64

4.06(ii)Amount of distribution representing interest.                   SINGLE                  TOTAL
                                                                        CERTIFICATE             AMOUNT
                    Class A-1 Certificates.                                 $5.35929148         $502,883.76
                    Class A-2 Certificates.                                 $5.52083333          $40,026.04
                    Class A-3 Certificates.                                 $5.49250634          $67,947.80
                    Class X Certificates.                                   $1.22895440         $148,331.39
                    Class A-R Certificates.                                 $0.00000000               $0.00
                    Class B-1 Certificates.                                 $5.49250634          $19,888.71
                    Class B-2 Certificates.                                 $5.49250634           $8,286.97
                    Class B-3 Certificates.                                 $5.49250634           $4,971.98
                    Class B-4 Certificates.                                 $5.49250634           $2,320.25
                    Class B-5 Certificates.                                 $5.49250634           $1,657.33
                    Class B-6 Certificates.                                 $5.49250634           $2,652.20

                                                                        Total Amount             798,966.42

4.06(iii)  Amount of interest shortfall                              0.00

4.06(iv)Stated Amount of Certificates after this Distribution

                                                  ORIGINAL              SINGLE                  TOTAL
                                                  BALANCE               CERTIFICATE             AMOUNT
                    Class A-1 Certificates.        93,834,000.00          $961.10219302      $90,184,063.18
                    Class A-2 Certificates.         7,250,000.00        $1,000.00000000       $7,250,000.00
                    Class A-3 Certificates.        12,371,000.00          $991.98083219      $12,271,794.88
                    Class X Certificates.         120,697,228.67          $968.45563206     $116,889,910.88
                    Class A-R Certificates.               100.00            $0.00000000               $0.00
                    Class B-1 Certificates.         3,621,063.00          $991.98083219       $3,592,025.09
                    Class B-2 Certificates.         1,508,778.00          $991.98083219       $1,496,678.86
                    Class B-3 Certificates.           905,229.00          $991.98083219         $897,969.82
                    Class B-4 Certificates.           422,440.00          $991.98083219         $419,052.38
                    Class B-5 Certificates.           301,743.00          $991.98083219         $299,323.27
                    Class B-6 Certificates.           482,875.67          $991.98083219         $479,003.41


                                                                          Total               $116,889,910.88

4.06(v) The Pool Stated Principal  Balance for the following  Distribution  Date
     $116,889,910.88


4.06(vi)  Senior   Percentage   for  this   Distribution   Date   93.8863670586%
          Subordinated Percentage for this Distribution Date       6.1136329414%

4.06(vii)     Amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date
                                                                       36,899.52

4.06(viii)     Pass-Through Rate and for each Class of Certificates
                Class A-1 Certificates.                 6.62500000%
                Class A-2 Certificates.                 6.62500000%
                Class A-3 Certificates.                 6.62500000%
                Class X Certificates.                   1.51036358%
                Class A-R Certificates.                 6.62500000%
                Class B-1 Certificates.                 6.62500000%
                Class B-2 Certificates.                 6.62500000%
                Class B-3 Certificates.                 6.62500000%
                Class B-4 Certificates.                 6.62500000%
                Class B-5 Certificates.                 6.62500000%
                Class B-6 Certificates.                 6.62500000%


4.06(ix) Amount of Advances  included in the  distribution on such  Distribution
     Date                                                             25,174.99

     Aggregate  amount of  Advances  outstanding  as of the close of business on
     such Distribution Date.                                          29,186.67


4.06(x) The number and aggregate principal amounts of Mortgage Loans delinquent
             30 to 59 days              17            $2,083,223.85
             60 to 89 days              2               $363,513.27
             90 or more                 1                $18,852.27

       The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
           30 to 59 days              17           $2,083,223.85
           60 to 89 days              2              $363,513.27
           90 or more                 18           $2,102,076.12

4.06(xi) The aggregate dollar amount of Scheduled  Payments for each of Mortgage
     Loan for the preceding 12 calendar months or all calendar months since cut-off date

(a)  All outstanding Mortgage loans on each Due Date 0.00

(b)  Delinquent 60 days or more on each of the Due Dates 0.00

4.06(xii) Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar month. $0.00

4.06(xiii) Total number and  principal  balance of any REO  Properties as of the
     close  of  business  on  the   Determination   Date  preceding  such
     Distribution Date. $0.00

4.06(xiv)     Senior Prepayment Percentage                   100.0000000000%

4.06(xv) Aggregate amount of Realized Losses incurred during the preceding calendar month. $0.00

              Aggregate amount of Realized Losses through Distribution Date
                              $0.00
4.06(xvi)     Special Hazard Loss Coverage Amount               2,181,009.20
              Required Fraud Loss Coverage                      2,413,945.00
              Current Bankruptcy Amount                            75,000.00